Exhibit 11


INDEPENDENT AUDITORS' CONSENT

We consent in this Post-Effective Amendment No. 13 to Registration Statement No. 33-10615 of Standish, Ayer & Wood Investment Trust (including Standish Equity Fund, Standish Small Capitalization Equity Fund, Standish Small Capitalization Equity Fund II and Standish International Equity Fund) to the reference to us under the heading "Experts and Financial Statements" appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/S/ Deloitte & Touche LLP


Boston, Massachusetts
February 26, 1997